Exhibit 3.1

Ministry of Justice	[emblem of the State of Israel]	Registrar of Companies

State of Israel Companies Ordinance (New Version), 1983

CERTIFICATE OF ALTERATION OF A

COMPANIES NAME

I hereby to certify that according to a extraordinary resolution and Article 37 of the Companies Ordinance (New Version), 1983, the company:

Peer Elevators and Industries (92) Ltd.

Has changed its name, and as of now will be called:

Ram Tzur Industries Ltd.

And the corrected name was registered in the Registrar of Companies.

Was given in my signature in Jerusalem

18/01/1994

Company No. 511705089

[sig.] the Registrar of Company

Ministry of Justice	[emblem of the State of Israel]	Registrar of Companies

State of Israel Companies Law, 5759-1999

CERTIFICATE OF ALTERATION OF A

COMPANIES NAME

I hereby to certify that according to a resolution and Article 31(b) of the Companies Law 1999, the company:

Ram Tzur Industries Ltd.

Has changed its name, and as of now will be called:

Aryt Systems Ltd.

14/01/2001

Was given in my signature in Jerusalem

14/01/2001

Company No. 520041955

[sig.]
Zeev Freiser, Attorney
On behalf of the Registrar of Comp

Ministry of Justice	[emblem of the State of Israel]	Registrar of Companies

State of Israel Companies Law, 5759-1999

CERTIFICATE OF ALTERATION OF A NAME OF A COMPANY

I hereby to certify that according to a resolution and Article 31(b) of the Companies Law 1999, the company:

Aryt Systems Ltd.

Has changed its name, and as of now will be called:

D. Medical Industries Ltd.

D. MEDICAL INDUSTRIES LTD

Was given in my signature in Jerusalem

Yud Zain Shvat Taf Shin Samech Hey

27/01/2005

Company No. 520041955

[sig.]
Yehuda Katz, Attorney
On behalf of the Registrar of Company